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                                                                      Exhibit 3


                         Certificate of Trust of Caterpillar
                             Financial Asset Trust 1998-A


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                               CERTIFICATE OF TRUST OF
                       CATERPILLAR FINANCIAL ASSET TRUST 1998-A


     THIS Certificate of Trust of CATERPILLAR FINANCIAL ASSET TRUST 1998-A (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 DEL. C. Section 3801 ET SEQ.)(the "Act").

     1. NAME. The name of the business trust formed by this Certificate of Trust is CATERPILLAR FINANCIAL ASSET TRUST 1998-A.

     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trustee
Administration.

     3. Effective Date. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                   CHASE MANHATTAN BANK DELAWARE, not in its individual capacity but solely as Trustee


                                   By:  /s/  John J. Cashin
                                       --------------------------
                                   Name:  John J. Cashin
                                   Title:  Vice President


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